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                                                                      EXHIBIT 99

                                  PRESS RELEASE
                       FIRST CENTRAL FINANCIAL CORPORATION

                               FOR RELEASE: March 5, 1998
                               CONTACT: Andrew W. Attivissimo, President First Central Financial Corporation 266 Merrick Road
                                            Lynbrook, NY  11563
                                            (516) 593-7070

         March 5, 1998 - First Central Financial Corporation announced today that it has filed a voluntary petition pursuant to Chapter 11 of the United States Bankruptcy Code. The case is pending before the Honorable Judge Marvin Holland in the United States Bankruptcy Court for the Eastern District of New York, docket no. 198-12848-352.

Except for historical information, this news release contains forward-looking statements which involve unknown risks and uncertainties that may cause First Central's actual results or outcomes to be materially different from those anticipated and discussed herein.